UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2005

Angeion Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On June 30, 2005 Angeion entered into settlement agreements with ELA Medical, Inc. and ELA Medical S.A.S. (together “ELA”) that ended the legal dispute and lawsuit by ELA against Angeion and resolved all the issues between Angeion and ELA related to the recall of Angeion-manufactured implantable cardioverter defibrillator (“ICD”) systems and reimbursement of expenses incurred by ELA.  Under the terms of a settlement agreement and release regarding LYRA ICDs, Angeion agreed to transfer to ELA intellectual property exclusively related to Angeion’s discontinued cardiac stimulation device business, including patents and related technology, and agreed to pay ELA a total of $800,000.  Of the $800,000, $400,000 was paid on June 30, 2005 while the remaining $400,000 will be paid pursuant to a promissory note, with $200,000 due on December 31, 2005 and the remaining $200,000 due on June 30, 2006.

In connection with settlement of the lawsuit, Angeion agreed to allow a final court order in the amount of $1,400,000 to be entered against it in favor of ELA in the pending Federal court action covering this matter.  The claim by ELA was a cross-claim against Angeion in the lawsuit Medmarc Casualty Insurance Company v. Angeion Corporation, et al., Court File No. CIV 04-4081 (DSD/SRN) brought in United States District Court for the District of Minnesota.  The final court order is being satisfied by Angeion’s payment of the $400,000 on June 30, 2005, transfer to ELA of the intellectual property and delivery of the $400,000 promissory note.

Angeion also agreed with ELA that Angeion’s obligations under the Note would be secured by an irrevocable Letter of Credit.  Accordingly, on June 30, 2005 Angeion entered into a credit facility with Wells Fargo Bank, National Association under which Wells Fargo issued a $400,000 Letter of Credit in favor of ELA Medical, Inc.

The Intellectual Property that Angeion assigned to ELA consisted of approximately fifty US and foreign patents that covered cardiac stimulation devices, including ICDs.  In 1999 and 2000, Angeion had licensed and transferred a portion of its ICD technology to ELA.  In addition, during the period from April 1997 through September 2002, Angeion had granted nonexclusive licenses of its cardiac stimulation technology to Biotronik Inc.; Guidant Corporation; St. Jude Medical, Inc.; and Medtronic, Inc.  Since March 2000, Angeion had reported all matters related to its former cardiac stimulation business as discontinued operations.

In addition to the $400,000 paid to ELA on June 30, 2005 to settle the lawsuit, Angeion paid ELA an additional $40,000 on that date for resolution of ICD issues not related to the lawsuit.  The second settlement agreement resolved a matter with respect to Sentinel ICDs formerly manufactured by Angeion and amended a 1999 withdrawal agreement under which Angeion withdrew from a joint venture with ELA.  In connection with the Sentinel settlement agreement, ELA agreed that it would be responsible for any warranty coverage, technical service and regulatory compliance service with respect to any “recalled” ICDs in the future.  Prior to entering this settlement agreement, ELA already was responsible for warranty coverage, technical service and regulatory compliance service for all ICDs except for all costs and expenses that were “recall costs.”

A copy of the press release announcing these matters is furnished as Exhibit 99.1 to this Form 8-K.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

As described in Item 1.01, on June 30, 2005, Angeion issued a promissory note for $400,000 to ELA Medical, Inc. and entered into a credit facility with Wells Fargo Minnesota, N.A.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(a)	Financial statements: None
(b)	Pro forma financial information: None
(c)	Exhibits:

Exhibit 10.1	Angeion $400,000 Promissory Note dated June 30, 2005 to ELA Medical, Inc.

Exhibit 99.1	Press Release dated July 1, 2005 announcing Angeion Corporation’s settlement with ELA Medical, Inc and ELA Medical SAS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEION CORPORATION

Dated: July 7, 2005	By	/s/ Rodney A. Young
Rodney A. Young
President and Chief Executive Officer